UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2004

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Employment Agreement with John W. Hohener.

On October 24, 2004, the Company entered into an at-will Employment Agreement with John W. Hohener, the newly appointed Executive Vice President and Chief Financial Officer BIOLASE Technology, Inc. (the “Company”). Mr. Hohener’s employment will commence on November 23, 2004. The agreement provides for an annual base salary of $225,000 and, beginning in calendar year 2005, an annual performance bonus of up to $120,000. The agreement also provides for a stock option to be granted on November 23, 2004 (or such earlier time as Mr. Hohener begins full time employment with the Company) to purchase 240,000 shares of Common Stock, with one third of the options becoming vested on the first anniversary of the effective date and 1/8th will vest quarterly thereafter. The exercise price of such stock options will be the fair market value of the Company’s Common Stock on the date of grant. Mr. Hohener will be entitled to four weeks paid vacation, the Company will pay the medical and dental plan premiums for him and his immediate family and the Company will reimburse Mr. Hohener for out-of-pocket costs, fees, charges or expenses in connection with the medical and dental plans, which reimbursement shall not exceed $3,000 without the prior written consent of the Board of Directors.

In the event the Company terminates Mr. Hohener’s employment without cause or Mr. Hohener terminates his employment for good reason, he will receive severance equal to six times the base monthly salary he was receiving immediately prior to the date of termination or resignation, the Company will pay his COBRA premiums for the six month period following termination or resignation, he will be entitled to receive the pro-rated portion of any performance bonus to which he would otherwise be entitled and vesting of stock options granted to him will accelerate such that at least 100,000 option shares will be vested and immediately exercisable. Mr. Hohener will have six months from the effective date of such termination or resignation to exercise the vested portion of his stock options.

In the event of Mr. Hohener’s death while employed by the Company and during the term of the agreement, Mr. Hohener’s estate will receive a lump sum payment of an amount equal to six months of his then effective base salary, subject to offset from insurance benefit payments, and vesting of stock options granted to Mr. Hohener will accelerate such that at least 100,000 option shares will be vested and immediately exercisable. His estate will have six months from the effective date of such death to exercise the vested portion of Mr. Hohener’s stock options.

If Mr. Hohener’s employment is terminated by the Company due to mental or physical disability, Mr. Hohener will continue to receive his base salary for six months and vesting of stock options granted to him will accelerate such that at least 100,000 option shares will be vested and immediately exercisable. Mr. Hohener will have six months from the effective date of the termination to exercise the vested portion of his stock options.

Upon a change of control of the Company, which includes a change in a majority of the Board composition within a period of 60 consecutive days or the acquisition of the Company by a third party of greater than 50% of the outstanding shares of the Company, all options held by Mr. Hohener will fully vest and become immediately exercisable.

The Company has agreed to reimburse Mr. Hohener on an after-tax basis for half of any excise tax penalties to which he may be subject by reason of receiving “excess parachute payments” upon a change of control of the Company.

The Company has agreed to indemnify Mr. Hohener, to the maximum extent permitted under Delaware law, against any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, threatened or initiated against him by reason of the fact that he was serving as an officer, director, employee or agent of the Company or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. In addition, the Company has agreed to provide Mr. Hohener with directors’ and officers’ liability insurance coverage in an amount at least as favorable to him as what the Company currently maintains or such greater coverage as the Company may maintain in the future.

Unless otherwise terminated, the terms of the Employment Agreement will continue automatically on a yearly basis.

(b) Employment Agreement with Robert E. Grant.

On October 26, 2004, the Company entered into an at-will Employment Agreement with Robert E. Grant, the newly appointed President and Chief Executive Officer of the Company. The agreement provides for an annual base salary of $275,000 and, beginning in calendar year 2005, an annual bonus of up to $175,000. Mr. Grant’s bonus for calendar year 2004 will be as it existed prior to entering into this employment agreement. Sixty percent of the annual bonus will be based on the achievement of agreed upon revenue targets and 40% will be based on the achievement of agreed upon net income targets. In connection with the annual bonus, Mr. Grant will be eligible to receive up to $50,000 paid quarterly based upon the achievement of such revenue and net income targets. The remaining portion of the bonus (up to $125,000) will not be paid until the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission for the previous reporting year. The agreement also provides for a stock option grant to purchase 400,000 shares of Common Stock at an exercise price of $5.98 per share, with pro rata vesting quarterly over three years at the rate of 33,333 shares per quarter, with the first quarter ending on December 31, 2004. Mr. Grant will also be eligible to receive 100,000 stock options annually beginning on the third anniversary of the effective date of the agreement. Mr. Grant will be entitled to four weeks paid vacation, the Company will pay the medical and dental plan premiums for him and his immediate family and the Company will reimburse him for out-of-pocket costs, fees, charges or expenses in connection with the medical and dental plans, which reimbursement shall not exceed $3,000 without the prior written consent of the Board of Directors. The Company has agreed to assume or reimburse Mr. Grant the costs associated with the lease of his vehicle.

In the event the Company terminates Mr. Grant’s employment without cause or Mr. Grant terminates his employment for good reason, he will receive severance equal to six times the base monthly salary he was receiving immediately prior to the date of termination or resignation, the Company will pay his COBRA premiums for the six month period following termination or resignation, he will be entitled to receive the pro-rated portion of any performance bonus to which he would otherwise be entitled and his stock options will continue to vest through the end of the quarter in which such termination or resignation becomes effective. Mr. Grant will have one year from the effective date of such termination or resignation to exercise the vested portion of his stock options.

In the event of Mr. Grant’s death while employed by the Company and during the term of the agreement, Mr. Grant’s estate will receive a lump sum payment of an amount equal to six months of his then effective base salary, subject to offset from insurance benefit payments, and all stock options that would be vested at the end of the quarter in which the death occurred will be vested and immediately exercisable. His estate will have one year from the effective date of such death to exercise the vested portion of Mr. Grant’s stock options.

If Mr. Grant’s employment is terminated by the Company due to mental or physical disability, Mr. Grant will continue to receive his base salary for six months and all stock options that would be vested at the end of the quarter in which the termination occurred will be vested and immediately exercisable. Mr. Grant will have one year from the effective date of the termination to exercise the vested portion of his stock options.

Upon a change of control of the Company, which includes a change in a majority of the Board composition within a period of 60 consecutive days or the acquisition of the Company by a third party of greater than 50% of the outstanding shares of the Company, all options held by Mr. Grant will fully vest and become immediately exercisable.

The Company has agreed to indemnify Mr. Grant, to the maximum extent permitted under Delaware law, against any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, threatened or initiated against him by reason of the fact that he was serving as an officer, director, employee or agent of the Company or was serving at the request of the Company as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Unless earlier terminated, the terms of the Employment Agreement will end on October 23, 2007, provided that, unless and until a new written agreement is entered into, the employment relationship under the agreement will continue on a calendar quarter to calendar quarter basis with the same remuneration and compensation as shall apply during the final year of the agreement term.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2004, Jeffrey W. Jones resigned from the position of President and Chief Executive Officer of the Company and the Board of Directors appointed Robert E. Grant as the Company’s President and Chief Executive Officer and elected Mr. Grant as a member of the Board of Directors. In addition, on October 24, 2004, Mr. Jones was named to the new position of Vice Chairman of the Board and Chief Technology Officer and John W. Hohener was appointed to the position of Executive Vice President and Chief Financial Officer. Mr. Hohener’s appointment will be effective November 23, 2004. The Company issued a press release announcing the above management changes. The full text of the Company’s press release is filed herewith as Exhibit 99.1.

Robert E. Grant, 35, was appointed to the position of President and Chief Executive Officer on October 24, 2004. Mr. Grant joined the Company in June 2003 and assumed full-time responsibility as Chief Operating Officer in August 2003 and most recently served as the Company’s Chief Operating Officer and Interim Chief Financial Officer. Before joining the Company, from 2002 to 2003, Mr. Grant served as Executive Vice President and General Manager of the Medical Business of Lumenis in Santa Clara, California. In 2002, he served as Executive Vice President and General Manager of the Surgical and Ophthalmic Business of Lumenis. In 2001, Mr. Grant served as Vice President of the Surgical Business of the Coherent Medical Group, a subsidiary of Coherent, Inc. and a manufacturer of laser equipment that was later acquired by Lumenis. Between 2000 and 2001, he also served as Vice President of Business Development of the Coherent Medical Group. From 1998 to 2001, Mr. Grant served as the Managing Director of European Operations for the Coherent Medical Group, based in Dieburg, Germany. From 1997 to 1998, he served as Director of Business Development for HGM, Inc., a manufacturer of medical lasers used in ophthalmic, dental and aesthetic applications, which also was later acquired by Lumenis. Before 1997, Mr. Grant held several positions in management at other companies in the medical device industry.

John W. Hohener, 49, was appointed to the position of Executive Vice President and Chief Financial Officer on October 24, 2004, with such appointment to be effective November 23, 2004. During 2004, Mr. Hohener served as Vice President of Finance and Chief Financial Officer of Netlist,

Inc., a manufacturer and designer of high-density memory subsystems. From 2002 to 2004, Mr. Hohener served as Senior Vice President of Finance and Chief Financial Officer of TRC Companies, Inc., a public engineering services firm that provides technical, financial, risk management and construction services. From 1999 to 2001, Mr. Hohener was Chief Financial Officer of Entridia Corporation, a fabless semiconductor company, and from 1998 to 1999, was Chief Financial Officer and co-founder of Smartflex Systems, Inc., a public electronics contract manufacturer, which was later sold to Saturn Electronics.

On October 24, 2004, the Company entered into an Employment Agreement with John W. Hohener. On October 26, 2004, the Company entered into an Employment Agreement with Robert E. Grant. See Item 1.01 above for a description of the material terms of those Employment Agreements.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description
99.1	Press Release dated October 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 28, 2004	BIOLASE TECHNOLOGY, INC.,
(Registrant)

	By:	/s/ Robert Grant
Robert Grant
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 27, 2004.